SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

 FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 5, 2021

CANNAGISTICS, INC.

 (Exact name of registrant as specified in charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 5th Avenue Ronkonkoma, NY	11779
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-676-7230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 7

Item 7.01	Regulation FD Disclosure.

The Company previously entered into a Binding Letter of Intent, dated January 26, 2021, with Recommrce Group, Inc. whereby the Company will acquire Recommerce Group, Inc., and related entities and assets, as a wholly owned subsidiary and as part of a corporate reorganization. The closing is based upon completion of proper due diligence by the parties and agreement on definitive documents as well as the necessary funding being in place. The closing was to be targeted to take place on or about March 31, 2021. Pursuant to the Letter of Intent, both parties may extend the date of closing upon mutual agreement.

The Company and Recommerce have agreed to extend the Binding Letter of Intent closing date to on or before, but no later than May 15, 2021.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics, Inc.

/s/ Rob Gietl

Rob Gietl

Chief Executive Officer

Date: April 5, 2021

3